Exhibit 10.3

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this “Agreement”) is effective as of September 26, 2023, by and between PALO ALTO CLEAN TECH HOLDING LIMITED, a British Virgin Islands exempted company (“Debtor”), and EDISONFUTURE, INC., a Delaware corporation (“Secured Party”), with reference to the following facts:

A.       Debtor has executed and delivered to Secured Party a Secured Promissory Note of even date herewith in the original principal amount of Twelve Million Two Hundred Thousand Dollars ($12,200,000) (“Note”).

B.       Debtor desires to enter into this Agreement to secure payment and performance of its obligations under the Note.

NOW, THEREFORE, for valuable consideration, Debtor and Secured Party agree as follows:

1.                  Definitions. For purposes of this Agreement, the following terms shall have the following definitions:

1.1              “Collateral” means 12,000,000 shares of common stock of Phoenix Motor Inc., a New York corporation, purchased by Debtor from Secured Party pursuant to that certain Stock Purchase Agreement dated as of September 27, 2023.

1.2              “Company” means Phoenix Motor Inc., a Delaware corporation.

1.3              “Event of Default” means any event of default specified in Section 4 herein.

1.4              “Obligations” means payment and performance of all obligations of Debtor under the Note.

2.                  Grant of Security Interest. To secure the Obligations, Debtor hereby grants and assigns to Secured Party a security interest in the Collateral.

3.                  Debtor’s Covenants.

3.1              Negative Covenants. Without Secured Party’s prior written consent, Debtor shall not sell, transfer, assign, pledge, mortgage, encumber, hypothecate, or otherwise dispose of or abandon any or all of the Collateral.

3.2              Voting Rights and Dividends. So long as there shall exist no Event of Default, Debtor shall be entitled to (a) exercise his rights to voting power with respect to the Collateral pledged under this Agreement, and (b) receive dividends, if any, paid by the Company. Upon an Event of Default, (a) Secured Party acting alone may exercise voting rights with respect to the Collateral, (b) Secured Party alone shall be entitled to receive dividends, if any, paid by the Company (and Debtor hereby agrees promptly to remit to Secured Party any dividends received from the Company upon after the occurrence of an Event of Default unless and until such Event of Default has been waived in writing by Secured Party), and (c) Secured Party may cause the Collateral to be reissued in Secured Party’s name to facilitate the exercise of such voting rights and receipt of such dividends.

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3.3              Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral shall be promptly delivered by Debtor to Secured Party or Secured Party’s designee pursuant hereto at a location designated by Secured Party and shall be held by or on behalf of Secured Party pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

4.                  Event of Default.

The occurrence of any of the following events or conditions shall constitute and is hereby defined to be an “Event of Default”:

(i)                 The occurrence of any default or breach under the Note; and

(ii)              The sale, lease, transfer, assignment, pledge, mortgage, encumbrance, hypothecation or other disposal of or abandonment of any or all of the Collateral without the prior written consent of Secured Party.

5.                  Release of Collateral. The parties hereby mutually agree that segments of the Collateral will be released in correlation to the corresponding portions of the Principal Amount (as such term is defined under the Note) paid by the Debtor, with any previously paid interest excluded. For example, when the Debtor makes a payment equal to one-twelfth (1/12) of the Principal amount ($1,020,000) to reduce the Principal Amount, one-twelfth (1/12) of the Collateral (1,000,000 shares of the Company’s Common Stock) shall be released to the Debtor, and this process shall continue accordingly.

6.                  Remedies Upon Default. Upon the occurrence of any Event of Default, Secured Party shall, in addition to all other rights and remedies provided hereunder or any document or agreement referred to herein, have the following rights and remedies:

6.1              Uniform Commercial Code. Secured Party shall have all of the rights and remedies of a secured party under the New York Uniform Commercial Code and under all other applicable laws.

6.2              Sale of Collateral. Secured Party may sell or dispose of the unreleased portion of the Collateral at public or private sale, in one or more sales, as a unit or in parcels, at wholesale or retail, and at such time and place and on such terms as Secured Party may determine. Secured Party may be the purchaser of any or all of the Collateral at any public or private sale. If, at any time when Secured Party shall determine to exercise Secured Party’s right to sell all or any part of the Collateral and such Collateral, or the part thereof to be sold, Secured Party has been advised by legal counsel or has determined that the unreleased portion of the Collateral is subject to the Securities Act of 1933, as amended, or any state securities laws, Secured Party in Secured Party’s sole and absolute discretion, is hereby expressly authorized to sell such unreleased portion Collateral, or any part thereof, subject to obtaining all required regulatory approvals, by private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that such sale may be effected legally without registration or qualification under applicable securities laws (including without limitation without any obligation to advertise). Without limiting the generality of the foregoing, Secured Party, in Secured Party’s sole and absolute discretion, may approach and negotiate with a restricted number of potential purchasers to effect such sale or restrict such sale to a purchaser or purchaser who will represent and agree that such purchaser or purchasers are purchasing for his or their own account, for investment only, and not with a view to the distribution or sale of such unreleased portion of the Collateral or any part thereof. Any such sale shall be deemed to be a sale made in a commercially reasonable manner within the meaning of the Uniform Commercial Code of the State of New York and Debtor hereby consents and agrees that Secured Party shall incur no responsibility or liability for selling all or any part of the unreleased portion of the Collateral at a price which is not unreasonably low, notwithstanding the possibility that a higher price might be realized if the sale were public. Any public sale of any or all of the unreleased portion of the Collateral may be postponed from time to time by public announcement at the time and place last scheduled for the sale.

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6.3              Protection of Collateral. Secured Party may discharge claims, demands, liens, security interests, encumbrances and taxes affecting any or all of the Collateral and take such other actions as Secured Party determines to be necessary or appropriate to protect the Collateral and Secured Party’s security interest therein.

7.                  Liability for Deficiency. Debtor shall at all times remain liable for any deficiency remaining on the Obligations after any disposition of any or all of the Collateral.

8.                  Waivers. Debtor waives all rights which Debtor may have (a) to require marshaling of assets or liens in the event of a sale of the Collateral under this Agreement; (b) to require Secured Party to exhaust Debtor’s rights or remedies against any party, or any other collateral securing any or all of the Obligations before pursuing Debtor’s rights or remedies under this Agreement; (c) to require Secured Party to exercise any other right or power or to pursue any other remedy which Secured Party may have under any agreement or applicable law before pursuing Secured Party’s rights or remedies under this Agreement; and (d) to assert any defense to Secured Party’s enforcement of this Agreement based on an election of remedies by Secured Party or the manner in which Secured Party exercises any remedy which destroys, diminishes, or interferes with any or all subrogation, reimbursement, or other rights of Debtor, whether by operation of any statute or otherwise.

9.                  Cumulative Remedies. Secured Party’s rights and remedies under this Agreement are cumulative with and in addition to all other rights and remedies which Secured Party may have in connection with the obligations. Secured Party may exercise any one or more of its rights and remedies under this Agreement at Secured Party’s option and in such order as Secured Party may determine in Secured Party’s sole and absolute discretion.

10.              Attorneys’ Fees. Upon Secured Party’s demand, Debtor shall reimburse Secured Party for all costs and expenses, including without limitation, reasonable attorney’s fees and costs, which are incurred by Secured Party, whether before or after Debtor’s default under this Agreement, in connection with any or all of the following: (a) the exercise of any or all of Secured Party’s rights and remedies under this Agreement or the enforcement of any obligation of any other party liable to Secured Party in connection with the Obligations, whether or not any legal proceedings are instituted by Secured Party; (b) the protection, preservation, management, operation, or maintenance of any or all of the Collateral; or (c) the sale or disposition of any or all of the Collateral.

11.              Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service, or sent by facsimile or by deposit in the United Stated first class mail, sent certified or registered, return receipt requested, postage prepaid and addressed to:

If to Secured Party to:

EDISONFUTURE, INC.

4803 Urbani Avenue, McClellan Park, California 95652

Telephone: 888-575-1940

Email: hk.cheong@spigroups.com

If to Debtor:

PALO ALTO CLEAN TECH HOLDING LIMITED

740 Mayview Avenue, Palo Alto, CA 94303

Telephone: 888-575-1940

Email: denton.peng@spigroups.com

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All notices, requests and other communications shall be deemed given on the date of delivery, if given by personal service, or, if sent by mail, five (5) days after deposit in the United Stated first class mail, sent certified or registered, return receipt requested, postage prepaid to the address set forth above. Any party may change their address for notices, requests and other communications by giving notice in the manner specified above.

12.              Interpretation. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. The headings to sections of this Agreement are for convenience only, and they do not in any way limit or amplify any of the terms of this Agreement and shall not be used in interpreting this Agreement.

13.              Entire Agreement. This Agreement, together with the other documents being delivered pursuant to or in connection with this Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

14.              Applicable Law; Venue. This Agreement is to be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof. Any suit brought hereon, shall be brought in the state or federal courts sitting in New York, New York, the parties hereby waiving any claim or defense that such forum is not convenient or proper.

15.              Severability. If any provision of this Agreement shall be unlawful, void or unenforceable in whole or in part for any reason, such provision or such part thereof shall be deemed separable from and shall in no way affect the validity or enforceability of the remaining provisions of this Agreement.

16.              Amendment. This Agreement may be modified only by a written agreement signed by Debtor and Secured Party.

17.              Counterparts; Electronic Copies. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Executed copies of the signature pages of this Agreement sent by facsimile or transmitted electronically in Portable Document Format (PDF) shall be treated as originals, fully binding and with full legal force and effect, and each party hereto waives any rights it may have to object to such treatment.

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IN WITNESS WHEREOF, the undersigned do hereby execute this Agreement as of the date and year first set forth above.

DEBTOR:

PALO ALTO CLEAN TECH HOLDING LIMITED

By: /s/ Xiaofeng Peng

Name: Xiaofeng Peng

Title: Director

SECURED PARTY:

EDISONFUTURE, INC.

By: /s/ Hoong Khoeng Cheong

Name: Hoong Khoeng Cheong

Title: Secretary and Treasurer

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